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                                                                   Exhibit 11.1

                            Apex PC Solutions, Inc.
                  Computation of Pro Forma Income Per Share

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

                                            Year Ended         Year Ended
                                            December 31,       December 31,
                                               1995                1996
                                            (Pro Forma)         (Pro Forma)
                                           ------------        ------------
Net income                                  $ 2,343,515         $ 3,607,723
                                           ------------        ------------
                                           ------------        ------------

Shares used in calculating pro forma
income per share

    Weighted average common shares
    outstanding                               8,000,000           5,600,000

    Net effect of conversion of Series A
    Convertible Stock to Common Stock,
    calculated using the treasury stock
    method at the offering price of $10
    per share, and treated as outstanding
    for the entire period                     2,179,500           2,179,500

    Net effect of stock options granted
    during the 12 months prior to this
    offering at less than the offering
    price, calculated using the treasury
    stock method at the offering price of
    $10 per share, and treated as
    outstanding for the entire period         1,340,027           1,340,027
                                           ------------        ------------

         Total shares                        11,519,527          9,119,527
                                           ------------        ------------
                                           ------------        ------------

Pro forma income per share                        $0.20               $0.40
                                           ------------        ------------
                                           ------------        ------------

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